CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statements of Additional Information constituting parts of this Post-Effective Amendment No.47 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 12, 1997, relating to the financial statements and financial highlights appearing in the June 30, 1997 Annual Report to Shareholders of Colonial Municipal Money Market Fund and our reports dated January 10, 1997, relating to the financial statements and financial highlights appearing in the November 30, 1996 Annual Reports to Shareholders of Colonial Tax-Exempt Fund, Colonial Tax-Exempt Insured Fund, Colonial High Yield Municipal Fund, Colonial Intermediate Tax-Exempt Fund and Colonial Utilities Fund, each a series of Colonial Trust IV, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "The Fund's Financial History" in the Prospectuses and "Independent Accountants" and "Independent Accountants of the Fund" (for Colonial Municipal Money Market Fund) in the Statements of Additional Information."


Price Waterhouse LLP
Boston, Massachusetts
October 23, 1997